Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E     Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-3 of our report dated April 19, 2023, relating to the consolidated financial statements of SAI.TECH Global Corp (formerly known as “Tradeup Global Corporation”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the Registration Statements.

/s/ Audit Alliance LLP

Singapore

August 16, 2023